Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Genworth Life and Annuity Insurance Company:

We consent to the incorporation by reference in the registration statements (Nos. 333-67902, 333-69620, and 333-69786) on Form S-1 and (No. 333-128718) on Form S-3 of Genworth Life and Annuity Insurance Company and subsidiaries of our reports dated March 12, 2007 with respect to the consolidated balance sheets of Genworth Life and Annuity Insurance Company and subsidiaries as of December 31, 2006 and 2005, and the related consolidated statements of income, changes in stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2006, and the related financial statement schedules, and to the reference to our firm under the heading “Selected Financial Data,” which reports and reference appear in the March 12, 2007, current report on Form 8-K of Genworth Life and Annuity Insurance Company.

The audit report on the consolidated financial statements of the Company referred to above contains an emphasis paragraph that states that the consolidated financial statements give retroactive effect to the mergers of Genworth Life and Annuity Insurance Company, Federal Home Life Insurance Company and First Colony Life Insurance Company on January 1, 2007 (the Mergers), which have been accounted for as a pooling of interests as described in Note 1 to the consolidated financial statements. Generally accepted accounting principles proscribe giving effect to a consummated business combination accounted for by the pooling-of-interests method in financial statements that do not include the date of consummation. However, they will become the historical consolidated financial statements of Genworth Life and Annuity Insurance Company and subsidiaries after financial statements covering the date of consummation of the business combination are issued. The financial statement schedules included herein also give retroactive effect to the Mergers.

Our reports dated March 12, 2007 refer to a change in accounting for certain nontraditional long-duration contracts and separate accounts in 2004.

/s/    KPMG LLP

Richmond, Virginia

March 12, 2007